Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Corporate Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS SECOND QUARTER RESULTS

•Total revenues of $190.5 million
•GAAP earnings per diluted share of $0.18 and non-GAAP earnings per diluted share of $0.29
•Deferred revenues of $236.7 million, up $2.0 million sequentially and up $40.5 million year over year
•First half 2012 total revenues of $386.5 million, up 7 percent year-over-year
REDWOOD CITY, Calif., July 26, 2012 - Informatica Corporation (Nasdaq:INFA), the world's number one independent provider of data integration software, today announced financial results for the second quarter ended June 30, 2012.
“Our focus in the second half of 2012 is to address the operational challenges we faced in the second quarter, in these times of macroeconomic uncertainty,” said Sohaib Abbasi, chairman and chief executive officer, Informatica. “Our long-term conviction is based on increasing customer demand and the growing role of the Informatica Platform for the next generation analytics platform, big data and cloud computing.”
Financial Highlights for the Second Quarter Ended June 30, 2012
Total revenues for the second quarter of 2012 were $190.5 million, compared to $192.7 million in the second quarter of 2011. License revenues were $70.9 million, compared to $86.3 million in the second quarter of 2011.
Income from operations for the second quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $28.2 million, compared to $36.2 million in the second quarter of 2011.
GAAP net income for the second quarter of 2012 was $20.1 million, compared to $26.2 million in the second quarter of 2011, and GAAP net income per diluted share was $0.18, compared to $0.23 per diluted share in the second quarter of 2011.
Non-GAAP income from operations for the second quarter of 2012 was $45.9 million, compared to $52.5 million in the second quarter of 2011. Non-GAAP net income for the second quarter of 2012 was $32.4 million, compared to $37.7 million in the second quarter of 2011 and non-GAAP net income per diluted share was $0.29, compared to $0.33 per diluted share in the second quarter of 2011. Non-GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities acquisition-related adjustments and share-

based compensation. A reconciliation of GAAP results to non-GAAP results is included below.
For the six month period ended June 30, 2012, revenues were $386.5 million, up from the $360.8 million recorded for the first six months of 2011. License revenues for the first six months of 2012 were $151.0 million, compared to $157.8 million in the first six months of 2011. Income from operations for the first six months of 2012, calculated in accordance with GAAP, was $66.2 million, compared to $68.1 million in the first six months of 2011. GAAP net income for the first six months of 2012 was $46.6 million, compared to $48.1 million in the first six months of 2011, and GAAP net income per diluted share was $0.41, compared to $0.43 per diluted share in the first six months of 2011. Non-GAAP income from operations for the first six months of 2012 was $102.5 million, up from $97.1 million in the first six months of 2011. Non-GAAP net income for the first six months of 2012 was $72.0 million, up from $68.6 million in the first six months of 2011 and non-GAAP net income per diluted share was $0.64, up from $0.62 per diluted share.
For the six months ended June 30, 2011, earnings per diluted share was calculated on an “if converted” basis, including the add-back of $0.8 million, of interest and convertible notes issuance cost amortization, net of applicable income taxes until the redemption of the convertible notes on March 18, 2011.
Additional Highlights Achieved Since April 2012:

•
Announced appointment of executive vice president, Worldwide Field Operations. A seasoned industry veteran with a strong track record for leading global, high-growth sales organizations, John T. McGee joined Informatica as executive vice president of Worldwide Field Operations. McGee is responsible for leading Informatica's worldwide field organization to scale to the next level.

•
Appointed Amy Chang to Board of Directors. As Global Head of Product, Google Analytics, Chang brings a broad range of technology experience at Google, eBay and McKinsey & Company to the Informatica Board of Directors. During her time at Google, Chang has advanced Google Analytics to become one of the most prominent platforms for the office of the CMO to leverage search, social and mobile data.

•
Announced Informatica 9.5 Platform and Informatica 9.5 Platform for Hadoop. Informatica 9.5 Platform empowers organizations to realize the promise of big data to gain business advantage. Informatica 9.5 Platform for Hadoop will offer interoperability, productivity and manageability that in turn will facilitate the mainstream adoption of Hadoop.

•
Released Informatica MDM 9.5. The latest version of Informatica's MDM solution provides capabilities in master data management for social media, Cloud, mobile computing and big data. Key elements include the social customer master and the master data timeline for effective date versioning.

•
Introduced new Informatica Cloud Connector for Google Cloud. Extending its Informatica Cloud integration Platform-as-a-Service (iPaaS), Informatica customers can now securely move data to and from Google Cloud services such as Google Cloud Storage and Google BigQuery.

•
Announced Informatica Cloud Spring 2012. The latest release of Informatica's Cloud integration Platform-as-a-Service includes a Cloud Connector Toolkit, Cloud Integration Templates and enterprise features.

•
Launched HParser on Amazon Elastic MapReduce. Informatica HParser leverages the power of the Hadoop framework on Amazon EMR and provides customers with immediate access to data parsing, hierarchical data mapping and transformation tools.

•	Attendance up 35 percent at twelfth user conference. Informatica World 2012 showcased technology for customers to maximize return on big data.

•	Expanded partnership with NEC. NEC announced availability of new data migration services, leveraging Informatica PowerCenter, to improve its system construction services to the Japanese market.

•
Announced $100 million increase to stock repurchase program. On July 5, 2012, Informatica's Board of Directors added $100 million to augment the existing authorization under the company's common stock repurchase program. With this increase, Informatica has approximately $147 million available for common stock repurchases.

Conference Call and Webcast
Informatica will discuss its second quarter 2012 results on a conference call today beginning at 2:00 p.m. PDT. A live webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 404-537-3406, reservation number 69298881.
About Informatica
Informatica Corporation (Nasdaq:INFA) is the world's number one independent provider of data integration software. Organizations around the world rely on Informatica for maximizing return on data to drive their top business imperatives. Worldwide, nearly 5,000 enterprises depend on Informatica to fully leverage their information assets residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions, that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica's industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods. There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees' compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements, including those relating to increasing customer demand and the growing role of Informatica's platform. Such statements involve risks and uncertainties and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to competition with larger companies that have longer operating histories or greater financial, technical, marketing and other resources; and uncertainty in the state of IT spending and the growth of the market for data integration solutions in general. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which has been filed with the SEC and is available on our investor relations website at http://www.informatica.com. All information provided in this release is as of July 26, 2012 and Informatica undertakes no duty to update this information.
###

Note: Informatica, PowerCenter, Informatica Platform, Informatica Platform for Hadoop, Informatica MDM, Informatica Cloud, Informatica Cloud Connector and Informatica HParser are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
License	$70,936	$86,343	$151,044	$157,844
Service	119,556	106,384	235,468	202,915
Total revenues	190,492	192,727	386,512	360,759
Cost of revenues:
License	1,183	1,217	2,285	2,658
Service	31,653	29,365	62,109	56,679
Amortization of acquired technology	5,361	4,885	10,992	9,178
Total cost of revenues	38,197	35,467	75,386	68,515
Gross profit	152,295	157,260	311,126	292,244
Operating expenses:
Research and development	34,791	32,929	69,563	63,516
Sales and marketing	72,667	70,943	140,376	130,525
General and administrative	14,992	13,953	30,677	25,991
Amortization of intangible assets	1,576	1,992	3,228	4,073
Facilities restructuring and facility lease termination costs, net	—	476	710	986
Acquisitions and other charges (benefit)	67	780	353	(922)
Total operating expenses	124,093	121,073	244,907	224,169
Income from operations	28,202	36,187	66,219	68,075
Interest and other income (expense), net	680	425	1,378	(1,192)
Income before income taxes	28,882	36,612	67,597	66,883
Income tax provision	8,796	10,402	20,982	18,764
Net income	$20,086	$26,210	$46,615	$48,119
Basic net income per common share	$0.19	$0.25	$0.43	$0.47
Diluted net income per common share (1)	$0.18	$0.23	$0.41	$0.43
Shares used in computing basic net income per common share	108,245	106,014	107,889	101,458
Shares used in computing diluted net income per common share	113,027	113,148	112,888	112,755
____________________

(1)
Diluted EPS is calculated under the "if converted" method for the six months ended June 30, 2011. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $0.8 million for the six months ended June 30, 2011.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$253,322	$316,835
Short-term investments	311,957	285,579
Accounts receivable, net of allowances of $3,912 and $4,001, respectively	140,510	176,066
Deferred tax assets	21,137	21,591
Prepaid expenses and other current assets	36,794	23,206
Total current assets	763,720	823,277
Property and equipment, net	145,225	16,025
Goodwill and intangible assets, net	482,040	497,058
Long-term deferred tax assets	24,384	23,037
Other assets	5,294	21,351
Total assets	$1,420,663	$1,380,748
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$103,009	$126,448
Income taxes payable	—	1,178
Accrued facilities restructuring charges	—	17,751
Deferred revenues	226,797	208,039
Total current liabilities	329,806	353,416
Accrued facilities restructuring charges, less current portion	—	5,543
Long-term deferred revenues	9,880	6,573
Long-term income taxes payable	19,304	16,709
Other liabilities	3,152	6,304
Stockholders’ equity	1,058,521	992,203
Total liabilities and stockholders’ equity	$1,420,663	$1,380,748

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2012	2011
Operating activities:
Net income	$46,615	$48,119
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,458	2,799
Recovery of doubtful accounts	(78)	(499)
Gain on sale of investment in equity interest	(125)	—
Share-based compensation	20,627	15,667
Deferred income taxes	(930)	(1,197)
Tax benefits from share-based compensation	10,325	15,421
Excess tax benefits from share-based compensation	(10,037)	(15,172)
Amortization of intangible assets and acquired technology	14,220	13,251
Settlement of lease obligations	585	—
Non-cash facilities restructuring charges	125	986
Other non-cash items	353	(1,702)
Changes in operating assets and liabilities:
Accounts receivable	35,634	22,905
Prepaid expenses and other assets	11,888	(8,975)
Accounts payable and accrued liabilities	(26,097)	(8,675)
Income taxes payable	(9,074)	65
Accrued facilities restructuring charges	(23,977)	(7,014)
Deferred revenues	22,065	16,545
Net cash provided by operating activities	97,577	92,524
Investing activities:
Purchases of property and equipment	(134,847)	(2,377)
Purchases of investments	(121,818)	(191,895)
Purchase of investment in equity interest	(103)	(164)
Sale of investment in equity interest	125	—
Maturities and sales of investments	96,287	162,947
Business acquisitions, net of cash acquired	—	(24,085)
Net cash used in investing activities	(160,356)	(55,574)
Financing activities:
Net proceeds from issuance of common stock	27,177	30,519
Repurchases and retirement of common stock	(29,652)	(19,638)
Redemption of convertible senior notes	—	(4)
Withholding taxes related to restricted stock units net share settlement	(5,950)	(5,256)
Excess tax benefits from share-based compensation	10,037	15,172
Net cash provided by financing activities	1,612	20,793
Effect of foreign exchange rate changes on cash and cash equivalents	(2,346)	6,398
Net increase (decrease) in cash and cash equivalents	(63,513)	64,141
Cash and cash equivalents at beginning of period	316,835	208,899
Cash and cash equivalents at end of period	$253,322	$273,040

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Total revenues	$190,492	$192,727	$386,512	$360,759

Operating income:

GAAP operating income	$28,202	$36,187	$66,219	$68,075

Percentage of GAAP operating income to total revenues	15%	19%	17%	19%

Plus:
Amortization of acquired technology - Cost of revenues	5,361	4,885	10,992	9,178
Amortization of intangible assets - Operating expenses	1,576	1,992	3,228	4,073
Facilities restructuring and facility lease termination costs, net - Operating expenses	—	476	710	986
Building operating expense - Operating expenses (1)	645	—	355	—
Acquisitions and other charges (benefit) - Operating expenses	67	780	353	(922)
Share-based compensation - Cost of revenues	1,023	861	2,110	1,725
Share-based compensation - Research and development	3,478	2,654	6,963	5,053
Share-based compensation - Sales and marketing	3,141	2,478	6,479	4,887
Share-based compensation - General and administrative	2,367	2,162	5,075	4,002
Non-GAAP operating income	$45,860	$52,475	$102,484	$97,057

Percentage of Non-GAAP operating income to total revenues	24%	27%	27%	27%

Net income:

GAAP net income	$20,086	$26,210	$46,615	$48,119

Plus:
Amortization of acquired technology - Cost of revenues	5,361	4,885	10,992	9,178
Amortization of intangible assets - Operating expenses	1,576	1,992	3,228	4,073
Facilities restructuring and facility lease termination costs, net - Operating expenses	—	476	710	986
Building operating expense - Operating expenses (1)	645	—	355	—
Acquisitions and other charges (benefit) - Operating expenses	67	780	353	(922)
Share-based compensation - Cost of revenues	1,023	861	2,110	1,725
Share-based compensation - Research and development	3,478	2,654	6,963	5,053
Share-based compensation - Sales and marketing	3,141	2,478	6,479	4,887
Share-based compensation - General and administrative	2,367	2,162	5,075	4,002
Income tax adjustments	(5,320)	(4,792)	(10,928)	(8,469)
Non-GAAP net income	$32,424	$37,706	$71,952	$68,632

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Diluted net income per share: (2)

Diluted GAAP net income per share	$0.18	$0.23	$0.41	$0.43
Plus:
Amortization of acquired technology	0.05	0.04	0.10	0.08
Amortization of intangible assets	0.01	0.02	0.03	0.04
Facilities restructuring and facility lease termination costs, net	—	—	0.01	0.01
Building operating expense (1)	0.01	—	—	—
Acquisitions and other charges (benefit)	—	0.01	—	(0.01)
Share-based compensation	0.09	0.07	0.19	0.14
Income tax adjustments	(0.05)	(0.04)	(0.10)	(0.07)
Diluted Non-GAAP net income per share	$0.29	$0.33	$0.64	$0.62

Shares used in computing diluted Non-GAAP net income per share	113,027	113,148	112,888	112,755
________________

(1)
Represents expense from operating future headquarters buildings purchased in February 2012 prior to expected occupancy by Informatica, which the Company previously reported in periods prior to the acquisition as a part of the “Facilities restructuring charges (benefit) - Operating expenses.”

(2)
Diluted EPS is calculated under the "if converted" method for the six months ended June 30, 2011. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $0.8 million for the six months ended June 30, 2011.